                                                                    EXHIBIT 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 13, 2006, with respect to the consolidated financial statements of Park-Ohio Holdings Corp., Park-Ohio Holdings Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2005, in the following Registration Statements and in the related
Prospectuses:

       Registration Statement                         Description                      Shares Registered
------------------------------------- --------------------------------------------- -------------------------

Form S-8 (333-01047)                  Individual Account Retirement Plan                           1,500,000

Form S-8 (333-58161)                  1998 Long-Term Incentive Plan                                  550,000

Form S-8 (333-110536)                 Amended and Restated 1998 Long-Term
                                      Incentive Plan                                               1,100,000


                                                         /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 13, 2006